Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2014 Full Year and Fourth Quarter Results

2014 pretax income of $350.0 million, up 36% from 2013
2014 backlog value of $916.4 million, up 14% from 2013

IRVINE, CALIFORNIA, February 5, 2015.  Standard Pacific Corp. (NYSE: SPF) today announced results for the year and fourth quarter ended December 31, 2014.

2014 Highlights and Comparisons to 2013

•	Net income of $215.9 million, or $0.54 per diluted share, vs. net income of $188.7 million, or $0.47 per diluted share
•	Pretax income of $350.0 million, up 36%
•	Net new orders of 4,967, up 1%; Dollar value of net new orders up 13%
•	Backlog of 1,711 homes, up 1%; Dollar value of backlog up 14%
•	182 average active selling communities, up 10%
•	Home sale revenues of $2,366.8 million, up 25%
•	Average selling price of $478 thousand, up 16%
•	4,956 new home deliveries, up 8%
•	Gross margin from home sales of 26.1%, compared to 24.6%
•	SG&A rate from home sales of 11.7%, compared to 12.1%
•	Operating margin from home sales of $341.9 million, or 14.4%, compared to $236.5 million, or 12.5%
•	$943.1 million of land purchases and development costs, compared to $807.9 million

2014 Fourth Quarter Highlights and Comparisons to the 2013 Fourth Quarter

•	Net income of $64.6 million, or $0.16 per diluted share, vs. $64.8 million, or $0.16 per diluted share
•	Pretax income of $104.4 million, up 3%
•	Net new orders of 978, up 11%; Dollar value of net new orders up 18%
•	184 average active selling communities, up 6%
•	Home sale revenues of $724.3 million, up 21%
•	Average selling price of $491 thousand, up 10%
•	1,475 new home deliveries, up 10%
•	Gross margin from home sales of 25.2%, compared to 26.8%
•	Operating margin from home sales of $103.5 million, or 14.3%, compared to $92.6 million, or 15.5%
•	$255.9 million of land purchases and development costs, compared to $216.0 million

Scott Stowell, the Company's President and Chief Executive Officer commented, "I am pleased with our solid financial performance in 2014, the third most profitable year in Standard Pacific Homes' 50-year history." Mr. Stowell added, "Our 2014 results reflect our strong land position and the continued execution of our strategy, with full year pretax income, home sale revenues and backlog value up 36%, 25% and 14%, respectively."

Revenue.  Revenues from home sales for the 2014 fourth quarter increased 21%, to $724.3 million, as compared to the prior year period, resulting primarily from a 10% increase in the Company's average home price to $491 thousand, the highest quarterly average home price in Company history, and a 10% increase in new home deliveries.  The increase in average home price was primarily attributable to a shift to more move-up product and general price increases within a majority of the Company's markets.  The increase in new home deliveries compared to the prior year period was driven primarily by a 21% increase in deliveries from the Company's Southwest region where the Company's average active selling communities grew 23%, and a 14% increase from the Company's California region.

Orders.  Net new orders for the 2014 fourth quarter were up 11% from the 2013 fourth quarter, to 978 homes, with the dollar value of these orders up 18%.  The Company's monthly sales absorption rate was 1.8 per community for the 2014 fourth quarter, up 5% from the 2013 fourth quarter and down 15% compared to the 2014 third quarter.  The 15% decrease in sales absorption rate from the 2014 third quarter to the 2014 fourth quarter was favorable compared to the approximately 20% decrease in sales absorption rate we have typically experienced from the third quarter to the fourth quarter over the last 10 years.  The Company's cancellation rate for both the 2014 and 2013 fourth quarter was 21%, compared to 19% for the 2014 third quarter.  Our 2014 fourth quarter cancellation rate is consistent with our average historical cancellation rate of approximately 22% over the last 10 years.

Backlog.  The dollar value of homes in backlog increased 14% to $916.4 million, or 1,711 homes, compared to $800.5 million, or 1,700 homes, for the 2013 fourth quarter, and decreased 19% compared to $1.1 billion, or 2,208 homes, for the 2014 third quarter.  The increase in year-over-year backlog value was driven primarily by a 14% increase in the average selling price of the homes in backlog, reflecting the continued execution of our move-up homebuyer focused strategy and a favorable pricing environment in select markets.

Land.  During the 2014 fourth quarter, the Company spent $255.9 million on land purchases and development costs, compared to $216.0 million for the 2013 fourth quarter. The Company purchased $172.3 million of land, consisting of 1,937 homesites, of which 38% (based on homesites) is located in California, 31% in Florida, 16% in Texas, 12% in Colorado, and 3% in the Carolinas.  As of December 31, 2014, the Company owned or controlled 35,430 homesites, of which 24,434 were owned and actively selling or under development, 6,458 were controlled or under option, and the remaining 4,538 homesites were held for future development or for sale.  The homesites owned that are actively selling or under development represent a 4.9 year supply based on the Company's deliveries for the twelve months ended December 31, 2014.

Liquidity.  The Company ended the quarter with $630 million of available liquidity, including $180 million of unrestricted homebuilding cash and a $450 million untapped revolving credit facility. The revolving credit facility has an accordion feature under which the aggregate commitment may be increased to a maximum amount of $750 million, subject to the Company's future needs and the availability of additional bank capacity.  The Company's homebuilding debt to book capitalization as of December 31, 2014 and 2013 was 56.0% and 55.6%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 53.3%* and 49.9%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the year ended December 31, 2014 and 2013 was 4.5x* and 4.8x*, respectively.

Earnings Conference Call

A conference call to discuss the Company's 2014 fourth quarter results will be held at 12:00 p.m. Eastern time February 6, 2015.  The call will be broadcast live over the Internet and can be accessed through the Company's website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (888) 312-9852 (domestic) or (719) 325-2149 (international); Passcode: 6873830. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 6873830.

About Standard Pacific

Standard Pacific Homes (NYSE: SPF) has been building beautiful, high-quality homes and neighborhoods since its founding in Southern California in 1965.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design, the Company utilizes its decades of land acquisition, development and homebuilding expertise to successfully navigate today's complex landscape to acquire and build desirable communities in locations that meet the high expectations of the Company's targeted move-up homebuyers.  Currently offering new homes in major metropolitan areas in Arizona,

California, Colorado, Florida, North Carolina, South Carolina, and Texas, we invite you to learn more about us by visiting standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding the strength of our land position; new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; the benefit of, and execution on, our strategy; our future cash needs and the availability of additional bank commitments; and our future performance.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's mortgage banking operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2013 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 11.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	December 31,	December 31,	Percentage	September 30,	Percentage
	2014	2013	or % Change	2014	or % Change
Operating Data	(Dollars in thousands)

Deliveries	1,475	1,343	10%	1,250	18%
Average selling price	$491	$446	10%	$483	2%
Home sale revenues	$724,342	$598,496	21%	$603,788	20%
Gross margin % (including land sales)	24.2%	26.8%	(2.6%)	26.3%	(2.1%)
Gross margin % from home sales	25.2%	26.8%	(1.6%)	26.3%	(1.1%)
Adjusted gross margin % from home sales (excluding interest
amortized to cost of home sales)*	30.2%	32.2%	(2.0%)	31.1%	(0.9%)
Incentive and stock-based compensation expense	$7,364	$9,442	(22%)	$7,527	(2%)
Selling expenses	$35,746	$28,114	27%	$29,424	21%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$36,162	$30,304	19%	$33,213	9%
SG&A expenses	$79,272	$67,860	17%	$70,164	13%
SG&A % from home sales	10.9%	11.3%	(0.4%)	11.6%	(0.7%)
Operating margin from home sales	$103,455	$92,648	12%	$88,726	17%
Operating margin % from home sales	14.3%	15.5%	(1.2%)	14.7%	(0.4%)
Net new orders (homes)	978	878	11%	1,154	(15%)
Net new orders (dollar value)	$494,064	$418,828	18%	$568,977	(13%)
Average active selling communities	184	173	6%	185	(1%)
Monthly sales absorption rate per community	1.8	1.7	5%	2.1	(15%)
Cancellation rate	21%	21%	―	19%	2%
Gross cancellations	258	234	10%	278	(7%)
Cancellations from current quarter sales	70	64	9%	107	(35%)
Backlog (homes)	1,711	1,700	1%	2,208	(23%)
Backlog (dollar value)	$916,376	$800,494	14%	$1,126,125	(19%)

Cash flows (uses) from operating activities	$(103,851)	$(27,820)	(273%)	$(115,034)	10%
Cash flows (uses) from investing activities	$(5,690)	$(14,707)	61%	$434
Cash flows (uses) from financing activities	$296,266	$42,690	594%	$(7,271)
Land purchases (incl. seller financing)	$172,320	$116,856	47%	$155,670	11%
Adjusted Homebuilding EBITDA*	$143,529	$135,469	6%	$121,737	18%
Adjusted Homebuilding EBITDA Margin %*	19.0%	22.3%	(3.3%)	20.1%	(1.1%)
Homebuilding interest incurred	$39,960	$37,546	6%	$37,308	7%
Homebuilding interest capitalized to inventories owned	$39,594	$36,889	7%	$36,927	7%
Homebuilding interest capitalized to investments in JVs	$366	$657	(44%)	$381	(4%)
Interest amortized to cost of sales (incl. cost of land sales)	$39,354	$32,909	20%	$28,959	36%

	For the Year Ended
	December 31,	December 31,	Percentage
	2014	2013	or % Change
Operating Data	(Dollars in thousands)

Deliveries	4,956	4,602	8%
Average selling price	$478	$413	16%
Home sale revenues	$2,366,754	$1,898,989	25%
Gross margin % (including land sales)	25.6%	24.5%	1.1%
Gross margin % from home sales	26.1%	24.6%	1.5%
Adjusted gross margin % from home sales (excluding interest
amortized to cost of home sales)*	31.1%	31.0%	0.1%
Incentive and stock-based compensation expense	$26,643	$28,240	(6%)
Selling expenses	$116,651	$93,005	25%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$132,567	$109,446	21%
SG&A expenses	$275,861	$230,691	20%
SG&A % from home sales	11.7%	12.1%	(0.4%)
Operating margin from home sales	$341,939	$236,501	45%
Operating margin % from home sales	14.4%	12.5%	1.9%
Net new orders (homes)	4,967	4,898	1%
Net new orders (dollar value)	$2,410,206	$2,126,355	13%
Average active selling communities	182	166	10%
Monthly sales absorption rate per community	2.3	2.5	(8%)
Cancellation rate	17%	15%	2%
Gross cancellations	1,004	852	18%
Cancellations from current year sales	360	361	(0%)

Cash flows (uses) from operating activities	$(362,397)	$(154,216)	(135%)
Cash flows (uses) from investing activities	$(31,020)	$(143,857)	78%
Cash flows (uses) from financing activities	$242,519	$314,809	(23%)
Land purchases (incl. seller financing)	$585,735	$493,583	19%
Adjusted Homebuilding EBITDA*	$480,004	$383,621	25%
Adjusted Homebuilding EBITDA Margin %*	19.9%	20.0%	(0.1%)
Homebuilding interest incurred	$153,695	$140,865	9%
Homebuilding interest capitalized to inventories owned	$151,962	$137,990	10%
Homebuilding interest capitalized to investments in JVs	$1,733	$2,875	(40%)
Interest amortized to cost of sales (incl. cost of land sales)	$123,112	$121,778	1%

	As of
	December 31,	December 31,	Percentage
	2014	2013	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$218,650	$376,949	(42%)
Inventories owned	$3,255,204	$2,536,102	28%
Homesites owned and controlled	35,430	35,175	1%
Homes under construction	2,032	2,001	2%
Completed specs	515	327	57%
Deferred tax asset valuation allowance	$2,561	$4,591	(44%)
Homebuilding debt	$2,136,082	$1,839,595	16%
Stockholders' equity	$1,676,688	$1,468,960	14%
Adjusted stockholders' equity per share (including if-converted
preferred stock)*	$4.62	$4.02	15%
Total consolidated debt to book capitalization	57.0%	56.9%	0.1%
Adjusted net homebuilding debt to total adjusted
book capitalization*	53.3%	49.9%	3.4%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 11.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$724,342	$598,496	$2,366,754	$1,898,989
Land sale revenues	29,302	7,955	44,424	15,620
Total revenues	753,644	606,451	2,411,178	1,914,609
Cost of home sales	(541,615)	(437,988)	(1,748,954)	(1,431,797)
Cost of land sales	(29,596)	(5,945)	(43,841)	(13,616)
Total cost of sales	(571,211)	(443,933)	(1,792,795)	(1,445,413)
Gross margin	182,433	162,518	618,383	469,196
Gross margin %	24.2%	26.8%	25.6%	24.5%
Selling, general and administrative expenses	(79,272)	(67,860)	(275,861)	(230,691)
Income (loss) from unconsolidated joint ventures	(326)	(300)	(668)	949
Other income (expense)	(1,288)	4,191	(1,733)	6,815
Homebuilding pretax income	101,547	98,549	340,121	246,269
Financial Services:
Revenues	6,844	5,983	24,119	24,910
Expenses	(4,372)	(3,765)	(15,245)	(14,159)
Other income	363	258	969	678
Financial services pretax income	2,835	2,476	9,843	11,429
Income before taxes	104,382	101,025	349,964	257,698
Provision for income taxes	(39,738)	(36,205)	(134,099)	(68,983)
Net income	64,644	64,820	215,865	188,715
Less: Net income allocated to preferred shareholder	(15,490)	(15,570)	(51,650)	(57,386)
Less: Net income allocated to unvested restricted stock	(87)	(99)	(297)	(265)
Net income available to common stockholders	$49,067	$49,151	$163,918	$131,064

Income Per Common Share:
Basic	$0.18	$0.18	$0.59	$0.52
Diluted	$0.16	$0.16	$0.54	$0.47

Weighted Average Common Shares Outstanding:
Basic	278,167,633	277,212,473	278,687,740	253,118,247
Diluted	315,440,225	315,284,731	316,285,412	291,173,953

Weighted average additional common shares outstanding
if preferred shares converted to common shares	87,812,786	87,812,786	87,812,786	110,826,557

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	403,253,011	403,097,517	404,098,198	402,000,510

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2014	2013
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$180,428	$355,489
Restricted cash	38,222	21,460
Trade and other receivables	19,005	14,431
Inventories:
Owned	3,255,204	2,536,102
Not owned	85,153	98,341
Investments in unconsolidated joint ventures	50,111	66,054
Deferred income taxes, net	276,402	375,400
Other assets	42,592	45,977
Total Homebuilding Assets	3,947,117	3,513,254
Financial Services:
Cash and equivalents	31,965	7,802
Restricted cash	1,295	1,295
Mortgage loans held for sale, net	174,420	122,031
Mortgage loans held for investment, net	14,380	12,220
Other assets	5,243	5,503
Total Financial Services Assets	227,303	148,851
Total Assets	$4,174,420	$3,662,105

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$45,085	$35,771
Accrued liabilities	223,783	214,266
Secured project debt and other notes payable	4,689	6,351
Senior notes payable	2,131,393	1,833,244
Total Homebuilding Liabilities	2,404,950	2,089,632
Financial Services:
Accounts payable and other liabilities	3,369	2,646
Mortgage credit facilities	89,413	100,867
Total Financial Services Liabilities	92,782	103,513
Total Liabilities	2,497,732	2,193,145
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 267,829 shares issued and outstanding
at December 31, 2014 and 2013	3	3
Common stock, $0.01 par value; 600,000,000 shares
authorized; 275,141,189 and 277,618,177 shares
issued and outstanding at December 31, 2014 and
2013, respectively	2,751	2,776
Additional paid-in capital	1,346,702	1,354,814
Accumulated earnings	327,232	111,367
Total Equity	1,676,688	1,468,960
Total Liabilities and Equity	$4,174,420	$3,662,105

INVENTORIES

	December 31,	December 31,
	2014	2013
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$2,248,289	$1,771,661
Homes completed and under construction	827,612	628,371
Model homes	179,303	136,070
Total inventories owned	$3,255,204	$2,536,102

Inventories Owned by Segment:
California	$1,422,330	$1,182,520
Southwest	799,473	603,303
Southeast	1,033,401	750,279
Total inventories owned	$3,255,204	$2,536,102

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income	$64,644	$64,820	$215,865	$188,715
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	733	2,359	8,469	9,015
Excess tax benefits from share-based payment arrangements	(12,444)	―	(13,404)	―
Deferred income tax provision	4,524	35,725	98,998	84,214
Other operating activities	1,573	1,427	7,482	6,019
Changes in cash and equivalents due to:
Trade and other receivables	11,820	5,218	(4,777)	(3,244)
Mortgage loans held for sale	(105,946)	(46,722)	(52,838)	(2,543)
Inventories - owned	(94,418)	(100,937)	(642,008)	(415,312)
Inventories - not owned	(13,143)	(11,619)	(33,027)	(43,319)
Other assets	7,354	564	9,306	965
Accounts payable	(5,439)	6,470	9,314	13,325
Accrued liabilities	36,891	14,875	34,223	7,949
Net cash provided by (used in) operating activities	(103,851)	(27,820)	(362,397)	(154,216)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(2,558)	(11,386)	(10,506)	(24,328)
Distributions of capital from unconsolidated joint ventures	―	2,444	18,010	4,763
Net cash paid for acquisitions	(362)	(2,469)	(33,770)	(116,262)
Other investing activities	(2,770)	(3,296)	(4,754)	(8,030)
Net cash provided by (used in) investing activities	(5,690)	(14,707)	(31,020)	(143,857)

Cash Flows From Financing Activities:
Change in restricted cash	(1,195)	6,564	(16,762)	6,565
Principal payments on secured project debt and other notes payable	(59)	(1,045)	(1,458)	(8,334)
Principal payments on senior notes payable	―	―	(4,971)	―
Proceeds from the issuance of senior notes payable	300,000	―	300,000	300,000
Payment of debt issuance costs	(3,843)	(1,271)	(6,230)	(5,316)
Net proceeds from (payments on) mortgage credit facilities	24,715	36,687	(11,454)	8,708
Repurchases of common stock	(36,781)	―	(36,781)	―
Payment of issuance costs in connection with preferred
shareholder equity transaction	―	―	―	(350)
Proceeds from the exercise of stock options	985	1,755	6,771	13,536
Excess tax benefits from share-based payment arrangements	12,444	―	13,404	―
Net cash provided by (used in) financing activities	296,266	42,690	242,519	314,809

Net increase (decrease) in cash and equivalents	186,725	163	(150,898)	16,736
Cash and equivalents at beginning of period	25,668	363,128	363,291	346,555
Cash and equivalents at end of period	$212,393	$363,291	$212,393	$363,291

Cash and equivalents at end of period	$212,393	$363,291	$212,393	$363,291
Homebuilding restricted cash at end of period	38,222	21,460	38,222	21,460
Financial services restricted cash at end of period	1,295	1,295	1,295	1,295
Cash and equivalents and restricted cash at end of period	$251,910	$386,046	$251,910	$386,046

REGIONAL OPERATING DATA

	Three Months Ended December 31,
	2014		2013		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
California	544	$627	476	$628	14%	(0%)
Arizona	75	344	87	318	(14%)	8%
Texas	273	452	211	423	29%	7%
Colorado	75	532	51	476	47%	12%
Southwest	423	447	349	404	21%	11%
Florida	291	403	320	300	(9%)	34%
Carolinas	217	355	198	315	10%	13%
Southeast	508	382	518	306	(2%)	25%
Consolidated total	1,475	491	1,343	446	10%	10%
Unconsolidated joint ventures	―	―	2	581	(100%)	―
Total (including joint ventures)	1,475	$491	1,345	$446	10%	10%

	Year Ended December 31,
	2014		2013		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
California	1,759	$638	1,762	$565	(0%)	13%
Arizona	267	332	258	280	3%	19%
Texas	826	453	669	393	23%	15%
Colorado	233	510	168	450	39%	13%
Southwest	1,326	438	1,095	375	21%	17%
Florida	1,057	378	1,027	279	3%	35%
Carolinas	814	324	718	289	13%	12%
Southeast	1,871	354	1,745	283	7%	25%
Consolidated total	4,956	478	4,602	413	8%	16%
Unconsolidated joint ventures	―	―	25	511	(100%)	―
Total (including joint ventures)	4,956	$478	4,627	$413	7%	16%

	Three Months Ended December 31,
	2014		2013		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
California	291	$693	337	$639	(14%)	8%
Arizona	52	352	38	302	37%	17%
Texas	207	502	143	440	45%	14%
Colorado	33	552	45	476	(27%)	16%
Southwest	292	481	226	424	29%	13%
Florida	220	418	155	358	42%	17%
Carolinas	175	342	160	326	9%	5%
Southeast	395	385	315	342	25%	13%
Consolidated total	978	505	878	477	11%	6%
Unconsolidated joint ventures	―	―	1	570	(100%)	―
Total (including joint ventures)	978	$505	879	$477	11%	6%

	Year Ended December 31,
	2014		2013		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
California	1,661	$644	1,718	$593	(3%)	9%
Arizona	258	321	286	299	(10%)	7%
Texas	1,007	464	755	410	33%	13%
Colorado	200	517	201	457	(0%)	13%
Southwest	1,465	446	1,242	392	18%	14%
Florida	1,004	414	1,165	339	(14%)	22%
Carolinas	837	325	773	292	8%	11%
Southeast	1,841	374	1,938	320	(5%)	17%
Consolidated total	4,967	485	4,898	434	1%	12%
Unconsolidated joint ventures	―	―	13	503	(100%)	―
Total (including joint ventures)	4,967	$485	4,911	$434	1%	12%

REGIONAL OPERATING DATA (Continued)

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Average number of selling communities
during the period:
California	47	49	(4%)	47	47	―
Arizona	10	10	―	11	9	22%
Texas	44	33	33%	40	31	29%
Colorado	10	9	11%	10	8	25%
Southwest	64	52	23%	61	48	27%
Florida	48	40	20%	45	40	13%
Carolinas	25	32	(22%)	29	31	(6%)
Southeast	73	72	1%	74	71	4%
Consolidated total	184	173	6%	182	166	10%

	At December 31,
	2014		2013		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	298	$227,787	396	$262,097	(25%)	(13%)
Arizona	96	33,607	105	35,846	(9%)	(6%)
Texas	471	244,231	290	134,583	62%	81%
Colorado	75	45,396	108	54,946	(31%)	(17%)
Southwest	642	323,234	503	225,375	28%	43%
Florida	451	252,569	504	215,312	(11%)	17%
Carolinas	320	112,786	297	97,710	8%	15%
Southeast	771	365,355	801	313,022	(4%)	17%
Consolidated total	1,711	$916,376	1,700	$800,494	1%	14%

	At December 31,
	2014	2013	% Change
Homesites owned and controlled:
California	9,930	9,638	3%
Arizona	2,098	2,351	(11%)
Texas	4,733	4,607	3%
Colorado	1,087	1,307	(17%)
Nevada	1,124	1,124	―
Southwest	9,042	9,389	(4%)
Florida	12,478	11,461	9%
Carolinas	3,980	4,687	(15%)
Southeast	16,458	16,148	2%
Total (including joint ventures)	35,430	35,175	1%

Homesites owned	28,972	27,733	4%
Homesites optioned or subject to contract	6,260	7,047	(11%)
Joint venture homesites	198	395	(50%)
Total (including joint ventures)	35,430	35,175	1%

Homesites owned:
Raw lots	8,162	6,211	31%
Homesites under development	8,119	9,340	(13%)
Finished homesites	7,210	7,024	3%
Under construction or completed homes	3,104	2,804	11%
Held for sale	2,377	2,354	1%
Total	28,972	27,733	4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to adjusted gross margin percentage from home sales, excluding interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	December 31, 2014	Gross Margin %	December 31, 2013	Gross Margin %	September 30, 2014	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$724,342		$598,496		$603,788
Less: Cost of home sales	(541,615)		(437,988)		(444,898)
Gross margin from home sales	182,727	25.2%	160,508	26.8%	158,890	26.3%
Add: Capitalized interest included in cost
of home sales	36,370	5.0%	32,378	5.4%	28,872	4.8%
Adjusted gross margin from home sales, excluding
interest amortized to cost of home sales	$219,097	30.2%	$192,886	32.2%	$187,762	31.1%

	Year Ended Decmber 31,
	2014	Gross Margin %	2013	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$2,366,754		$1,898,989
Less: Cost of home sales	(1,748,954)		(1,431,797)
Gross margin from home sales	617,800	26.1%	467,192	24.6%
Add: Capitalized interest included in cost
of home sales	119,422	5.0%	120,714	6.4%
Adjusted gross margin from home sales, excluding
interest amortized to cost of home sales	$737,222	31.1%	$587,906	31.0%

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	December 31, 2014	December 31, 2013
	(Dollars in thousands)

Total consolidated debt	$2,225,495	$1,940,462
Less:
Financial services indebtedness	(89,413)	(100,867)
Homebuilding cash	(218,650)	(376,949)
Adjusted net homebuilding debt	1,917,432	1,462,646
Stockholders' equity	1,676,688	1,468,960
Total adjusted book capitalization	$3,594,120	$2,931,606

Total consolidated debt to book capitalization	57.0%	56.9%

Adjusted net homebuilding debt to total adjusted book capitalization	53.3%	49.9%

Homebuilding debt	$2,136,082	$1,839,595
LTM adjusted homebuilding EBITDA	480,004	383,621
Homebuilding debt to adjusted homebuilding EBITDA	4.5x	4.8x

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates adjusted stockholders' equity per common share.  The Company believes that the adjusted stockholders' equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving the pro forma effect to the conversion of our outstanding preferred shares assuming full conversion to common stock.

	December 31,	December 31,
	2014	2013

Actual common shares outstanding	275,141,189	277,618,177
Add: Conversion of preferred shares to common shares	87,812,786	87,812,786
Pro forma common shares outstanding	362,953,975	365,430,963

Stockholders' equity (Dollars in thousands)	$1,676,688	$1,468,960
Divided by pro forma common shares outstanding	÷ 362,953,975	÷ 365,430,963
Adjusted stockholders' equity per common share	$4.62	$4.02

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company's ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			Year Ended December 31,
	December 31, 2014	December 31, 2013	September 30, 2014	2014	2013
	(Dollars in thousands)

Net income	$64,644	$64,820	$56,599	$215,865	$188,715
Provision for income taxes	39,738	36,205	35,522	134,099	68,983
Homebuilding interest amortized to cost of sales and interest expense	39,354	32,909	28,959	123,112	121,778
Homebuilding depreciation and amortization	1,206	1,094	1,215	4,790	3,455
Amortization of stock-based compensation	733	2,359	2,505	8,469	9,015
EBITDA	145,675	137,387	124,800	486,335	391,946
Add:
Cash distributions of income from unconsolidated joint ventures	―	―	―	1,875	3,375
Less:
Income (loss) from unconsolidated joint ventures	(326)	(300)	557	(668)	949
Income from financial services subsidiary	2,472	2,218	2,506	8,874	10,751
Adjusted Homebuilding EBITDA	$143,529	$135,469	$121,737	$480,004	$383,621
Homebuilding revenues	$753,644	$606,451	$604,849	$2,411,178	$1,914,609
Adjusted Homebuilding EBITDA Margin %	19.0%	22.3%	20.1%	19.9%	20.0%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			Year Ended December 31,
	December 31, 2014	December 31, 2013	September 30, 2014	2014	2013
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(103,851)	$(27,820)	$(115,034)	$(362,397)	$(154,216)
Add:
Provision for income taxes	39,738	36,205	35,522	134,099	68,983
Deferred income tax provision	(4,524)	(35,725)	(35,469)	(98,998)	(84,214)
Homebuilding interest amortized to cost of sales and interest expense	39,354	32,909	28,959	123,112	121,778
Excess tax benefits from share-based payment arrangements	12,444	―	960	13,404	―
Less:
Income from financial services subsidiary	2,472	2,218	2,506	8,874	10,751
Depreciation and amortization from financial services subsidiary	36	32	35	138	121
Loss on disposal of property and equipment	5	1	5	11	17
Net changes in operating assets and liabilities:
Trade and other receivables	(11,820)	(5,218)	5,464	4,777	3,244
Mortgage loans held for sale	105,946	46,722	(10,534)	52,838	2,543
Inventories-owned	94,418	100,937	231,567	642,008	415,312
Inventories-not owned	13,143	11,619	5,090	33,027	43,319
Other assets	(7,354)	(564)	(3,927)	(9,306)	(965)
Accounts payable	5,439	(6,470)	(8,604)	(9,314)	(13,325)
Accrued liabilities	(36,891)	(14,875)	(9,711)	(34,223)	(7,949)
Adjusted Homebuilding EBITDA	$143,529	$135,469	$121,737	$480,004	$383,621